Exhibit 99.1

Mesa Labs Announces First Quarter Results

Lakewood, Colorado, August 3, 2023 – Mesa Laboratories, Inc. (NASDAQ:MLAB), a global leader in the design and manufacturing of life science tools and critical quality control solutions, today announced results for its first fiscal quarter (“1Q24”) ended June 30, 2023.

First quarter FY 2024 highlights compared to first quarter FY 2023:

●	Revenues increased 0.4%
●	Non-GAAP core organic revenues growth[3] was 2.0%
●	Operating loss decreased 85.5%
●	Non-GAAP adjusted operating income[1] excluding unusual items increased 46.2%

Executive Commentary (amounts in thousands)

“Revenues of $50,645 in the quarter resulted in an organic revenue (“organic”) increase of 0.3% for the quarter. Revenues headwinds remain unchanged from 4Q23: a slowing capital equipment market in the broader life science tools space, the previously announced customer loss at Sema4, and currency headwinds. Specifically, capital equipment placements in the Biopharmaceutical Development division were below expectations for the quarter with sales cycles elongating. Excluding currency and COVID related revenues, core organic revenues growth (“core organic”) was 2.0% for the quarter. The primary gap to our long-term core growth target is the approximate 4.0% headwind from the loss of the Sema4 business,” said Gary Owens, Chief Executive Officer of Mesa.

“Profitability as measured by our primary metric of adjusting operating income (“AOI”) excluding unusual items came in at $9,524 or 18.8% of revenues, an increase of 46.2% versus prior year. Despite the challenging sales environment, gross profit percentages held roughly steady and operating expenses declined 2.6% sequentially and 11.4% versus prior year as cost reductions enacted in 4Q23 and a continuous improvement in internal productivity delivered significantly improved bottom line results,” added Mr. Owens.

“We are pleased to see our Calibration Solutions division return to growth as our supply chain issues abate, that the Clinical Genomics business systems pipeline continues to grow in North America, and that our overall business in China remains robust. Given ongoing economic uncertainty, we will be conservative in deploying operating expenses,” concluded Mr. Owens.

Financial Results (amounts in thousands, except per share data)

Total revenues were $50,645, an increase of 0.4% compared to the first quarter of fiscal year 2023 (“1Q23”) as last year’s acquisition of Belyntic made a modest contribution to revenue. Operating loss decreased 85.5% to $ (664). Net loss was $(549), a decrease of 61.8% or $(0.10) per diluted share of common stock. As detailed in the Unusual Items table below, operating income for 1Q23 was impacted by unusual items totaling $356.

On a non-GAAP basis, core organic growth was 2.0% and AOI increased 54.7% to $9,524 or $1.77 per diluted share of common stock compared to 1Q23. As detailed in the Unusual Items table below, AOI for 1Q23 was impacted by an unusual item totaling $356. Excluding the unusual item, AOI would have increased 46.2% from 1Q23 to 1Q24. A reconciliation of non-GAAP measures is provided in the tables below.

Division Performance

	Revenues	Organic Revenues Growth[2]	Core Organic Revenues Growth[3]
(Amounts in thousands)	Three Months Ended June 30, 2023	Three Months Ended June 30, 2023	Three Months Ended June 30, 2023
Clinical Genomics	$13,369	(7.8)%	(4.4)%
Sterilization and Disinfection Control	15,927	7.8%	7.2%
Biopharmaceutical Development	9,889	(10.3)%	(6.6)%
Calibration Solutions	11,460	12.3%	12.5%
Total reportable segments	$50,645	0.3%	2.0%

Clinical Genomics (26% of revenues in 1Q24) revenues were $13,369 for the quarter (which includes $31 of COVID related revenues) resulting in an organic decline of 7.8% for the quarter and a core organic decline of 4.4%. Excluding the 1Q23 Sema4 loss, core organic growth for this division would have been approximately 11% for the quarter, slightly higher than our long-term growth expectations. Gross profit percentage was 50.3% in the quarter, moderately below our long-term target in the mid 50’s.

Sterilization and Disinfection Control (31% of revenues in 1Q24) revenues were $15,927 for the quarter which resulted in organic growth of 7.8% and core organic growth of 7.2% versus prior year. Overall growth was weaker than expected and was impacted by a warehouse relocation of a significant distributor which depressed orders in the quarter. Gross profit percentage for the quarter was essentially flat versus prior year.

Biopharmaceutical Development (20% of revenues in 1Q24) revenues were $9,889 which yielded an organic decline of 10.3% for the quarter and a core organic quarterly decline of 6.6% versus prior year. Division growth was well below our expectations and was impacted by softening demand for capital equipment and a slower than expected ramp from newer sales representatives. Division gross profit percentage increased by 60 bps primarily as a result of mix and to a lesser extent, price increases.

Calibration Solutions (23% of revenues in 1Q24) revenues were $11,460, an organic increase of 12.3% and a core organic increase of 12.5% versus prior year. Supply chain issues are abating and orders are picking up as turn-around times shrink. Gross profit percentage increased by 60bps in the quarter with volume overcoming negative mix.

Use of Non-GAAP Financial Measures

Adjusted operating income, organic revenues growth and core organic revenues growth are non-GAAP measures that exclude or adjust for certain items, as detailed after the tables that accompany this press release under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” Reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

1 The non-GAAP measures of adjusted operating income and adjusted operating income per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. A reconciliation between these non-GAAP measures and their GAAP counterparts is set forth below, along with additional information regarding their use.

2 Organic revenues growth, a non-GAAP measure, is reported revenues growth excluding the impact of acquisitions.

3 Core organic revenues growth, a non-GAAP measure, is reported revenues growth excluding the impact of acquisitions, currency translation and COVID related revenues.

About Mesa Laboratories, Inc.

Mesa is a global leader in the design and manufacturing of life science tools and critical quality control solutions for regulated applications in the pharmaceutical, healthcare and medical device industries. Mesa offers products and services to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa, please visit its website at www.mesalabs.com.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. Any statements contained herein that are not statements of historical fact may be forward-looking statements, including statements relating to: the duration and impact of the COVID-19 pandemic and its adverse effects on our business; our ability to successfully grow our business, including as a result of acquisitions; the results on operations of acquisitions; our ability to consummate acquisitions at our historical rate and at appropriate prices; our ability to effective integrate acquired businesses and achieve desired results; the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; conditions in the global economy and the particular markets we serve; significant developments or uncertainties stemming from the U.S. government, including changes in U.S. trade policies and medical device regulations; the timely development and commercialization, and customer acceptance, of enhanced and new products and services; projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, and competition; the effects of additional actions taken to become more efficient or lower costs; restructuring activities; laws regulating fraud and abuse in the health care industry and the privacy and security of health and personal information; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic, industry, and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Mesa intends or believes will or may occur in the future. Without limiting the foregoing, the words “expect,” “plan,” “seek,” “anticipate,” “intend,” “believe,” “could,” “should,” “estimate,” “may,” “target,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. These risks and uncertainties also include, but are not limited to, those described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended March 31, 2023 and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update the information in this press release.

Mesa Laboratories Contacts:

Gary Owens; President and CEO,

John Sakys; CFO

1-303-987-8000

investors@mesalabs.com

Financial Summary (Unaudited except for the information as of March 31, 2023)

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)	Three Months Ended June 30,
	2023	2022
Revenues	$50,645	$50,453
Cost of revenues	19,462	19,112
Gross profit	31,183	31,341
Operating expenses	31,847	35,935
Operating (loss)	(664)	(4,594)
Nonoperating expense	273	818
(Loss) before income taxes	(937)	(5,412)
Income tax (benefit)	(388)	(3,974)
Net (loss)	$(549)	$(1,438)

(Loss) per share (basic)	$(0.10)	$(0.27)
(Loss) per share (diluted)	(0.10)	(0.27)

Weighted average common shares outstanding:
Basic	5,372	5,273
Diluted	5,372	5,273

Consolidated Condensed Balance Sheets

(Amounts in thousands)	June 30, 2023	March 31, 2023
Cash and cash equivalents	$32,376	$32,910
Other current assets	82,432	86,065
Total current assets	114,808	118,975
Property, plant and equipment, net	27,953	28,149
Other assets	499,850	514,708
Total assets	$642,611	$661,832

Liabilities	$254,892	$268,352
Stockholders’ equity	387,719	393,480
Total liabilities and stockholders’ equity	$642,611	$661,832

(Amounts in thousands, except per share data)	Three Months Ended June 30,
	2023	2022
Operating (loss) (GAAP)	$(664)	$(4,594)
Amortization of intangible assets	7,220	7,320
Stock-based compensation expense	2,968	3,432
Adjusted operating income (non-GAAP)	$9,524	$6,158

Adjusted operating income per share (basic)	$1.77	$1.17
Adjusted operating income per share (diluted)	$1.77	$1.17

Weighted average common shares outstanding:
Basic	5,372	5,273
Diluted	5,372	5,273

Organic and Core Organic Revenues Growth (Unaudited)

Three Months Ended June 30, 2023
Total revenues growth	0.4%
Impact of acquisitions	(0.1)%
Organic revenues growth	0.3%
Currency translation	1.3%
COVID related revenues	0.4%
Core organic revenues growth	2.0%

Detail of Unusual Items (Unaudited)

As discussed above, operating income and adjusted operating income were impacted by various unusual items during the three months ended June 30, 2022. The following table provides detail of such items and reconciles the impact on operating income as reported under GAAP and non-GAAP adjusted operating income. (Amounts in thousands.)

Impact of unusual items on operating income	Three Months Ended June 30,
	2023	2022
Operating (loss) (GAAP)	$(664)	$(4,594)

Unusual items – before tax
Agena integration costs	--	356
Total Impact of unusual items on operating income – before tax	--	356

Operating income (loss) excluding unusual items	$(664)	$(4,238)

Impact of unusual items on adjusted operating income	Three Months Ended June 30,
	2023	2022
Adjusted operating income (non-GAAP)	$9,524	$6,158

Unusual items – before tax
Agena integration costs	$--	$356
Total impact of unusual items on adjusted operating income – before tax	--	356

Adjusted operating income excluding unusual items	$9,524	$6,514

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts, non-GAAP adjusted operating income excluding unusual items, organic revenues growth, and core organic revenues growth in order to provide meaningful supplemental information regarding our operational performance. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our operating results, consistent with how management measures and forecasts its operating performance, especially when comparing such results to previous periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.  This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both GAAP and non-GAAP results.

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. To calculate adjusted operating income, we exclude, as applicable:

●	Impairments of long-lived assets as such charges are outside of our normal operations and in most cases are difficult to accurately forecast.
●	Stock-based compensation expense as it is a non-cash charge and costs calculated for this expense vary in accordance with the stock price on the date of grant.
●

The expense associated with the amortization of acquisition-related intangible assets as a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense and impairment losses on goodwill and long-lived assets can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management does (and investors should) rely upon the GAAP consolidated statements of operations. The non-GAAP numbers focus instead upon our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.